Exhibit 1

                             ARTICLES SUPPLEMENTARY

                                       OF
                  NATIONAL MULTI-SECTOR FIXED INCOME FUND, INC.




APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND. JANUARY 2, 1992 AT 10:28 O'CLOCK A.M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED.

                                   ----------

 ORGANIZATION AND                RECORDING                 SPECIAL
CAPITALIZATION PAID              FEE PAID                  FEE PAID

$                                $  20.00                  $
 ---------------------            ---------                 -------------------

                                -----------------
                                    D2870251

TO THE CLERK OF THE  COURT OF BALTIMORE CITY

     IT IS HEREBY CERTIFIED, THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL ENDORSEMENTS THERE-ON, HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.


                                                     RETURN TO:
                                                     THE CORPORATION TRUST
                                                     INCORPORATED
                                                     32 SOUTH STREET
                                                     BALTIMORE         MD 21202



[STATE SEAL]

                  NATIONAL MULTI-SECTOR FIXED INCOME FUND, INC.

                             ARTICLES SUPPLEMENTARY

     NATIONAL MULTI-SECTOR FIXED INCOME FUND; INC., a Maryland corporation having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The Corporation's Board of Directors has reclassified One Hundred Million (100,000,000) unissued shares of Class A shares of the Corporation, par value Ten Cents ($0.10) per share as National Multi-Sector Fixed Income Fund, Inc. Class B Common Stock, par value Ten Cents ($0.10) per share (hereinafter, "Class B Shares"), by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption thereof as hereinafter set forth.

     SECOND: The shares of Class B Shares as so reclassified by the Corporation's Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in the Corporation's Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation relating to shares of the Corporation generally, and those set forth as follows:

     (a) The assets belonging to the Class B Shares shall be invested in the same investment portfolio of the Corporation as the assets belonging to National Multi-Sector Fixed Income Fund, Inc. Common Stock.

     (b) The dividends and distributions of investment income and capital gains with respect to Class B Shares shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from dividends and distributions of investment income and capital gains with respect to the National Multi-Sector Fixed Income Fund, Inc. Common Stock to reflect differing allocations of the expenses of the Corporation between the holders of the two classes and any resultant differences between the net asset value per share of the two classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of the Corporation between the National Multi-Sector Fixed Income

     Fund, Inc. Common Stock and the Class B Shares shall be determined by the Board of Directors in a manner that is consistent with the order issued by the Securities and Exchange Commission under the Investment Company Act of 1940 in connection with the application for exemption filed by National Multi-Sector Fixed Income Fund, Inc., et al., any amendment to such order or any rule or interpretation under the Investment Company Act of 1940 that modifies or supersedes such order.


     (c) The proceeds of the redemption of Class B Shares (including a fractional share) shall be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such share.

     (d) The holders of Class B Shares shall have (i) exclusive voting rights with respect to provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") applicable to the Class B Shares and (ii) no voting rights with respect to provisions of any Plan applicable to the National Multi-Sector Fixed Income Fund, Inc. Common Stock or with regard to any other matter submitted to a vote of shareholder which does not affect holders of Class B Shares.

     (e)(1) Each Class B Share, other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B Shares, shall be converted automatically, and without any action or choice on the part of the holder thereof, into National Multi-Sector Fixed Income Fund, Inc. Common Stock on the date that is the first Corporation business day following the month in which the eighth anniversary date of the date of the issuance of the share falls. (the "Conversion Date").

         (2) Each Class B Share purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B Shares shall be segregated in a separate subaccount. Each time any Class B Shares in a shareholder's Fund account (other than those in the sub-account) convert to National Multi-Sector Fixed Income Fund, Inc. Common Stock, an equal pro rata portion of the Class B Shares then in the sub-account will also convert to National Multi-Sector Fixed Income Fund, Inc. Common Stock. The portion will be determined by the ratio that the shareholder's Class B Shares converting to National Multi-Sector Fixed Income Fund, Inc. Common Stock bears to the shareholder's total Class B Shares not acquired through dividends and distributions.

         (3) The conversion of Class B Shares to National Multi-Sector Fixed Income Fund, Inc. Common Stock is subject to the continuing availability of an opinion of counsel or a ruling of the Internal Revenue Service that payment of different dividends on Class A and Class B Shares does not result in the Corporation's dividends or distributions constituting "preferential dividends" under the Internal Revenue Code of 1986, as amended, and that the conversion of shares does not constitute a taxable event under federal income tax law.

         (4) The number of shares of National Multi-Sector Fixed Income Fund, Inc. Common Stock into which a share of Class B Shares is converted pursuant to paragraphs (e) (1) and (e) (2) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B Shares for purposes of sales and redemptions thereof on the Conversion Date by the net asset value per share of the National Multi-sector Fixed Income Fund, Inc. Common Stock for purposes of sales and redemptions thereof on the Conversion Date.

         (5) On the Conversion Date, the Class B Shares converted into shares of National Multi-Sector Fixed Income Fund, Inc. Common Stock will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive the number of shares of National Multi-Sector Fixed Income Fund, Inc. Common Stock into which the shares of Class B Shares have been converted and declared but unpaid dividends to the Conversion Date) will cease. Certificates representing shares of the National Multi-Sector Fixed Income Fund, Inc. Common Stock resulting from the conversion need not be issued until certificates representing shares of Class B Shares converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

     THIRD: The Shares aforesaid have been duly reclassified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation.

     IN WITNESS WHEREOF, National Multi-Sector Fixed Income Fund, Inc. has caused these Articles Supplementary to be executed by its President and attested by its Secretary and its corporate seal to be affixed on this 19th day of December 1991. The President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that to the best of his knowledge, information and belief the matters and facts relating to approval hereof are true in all material respects.

                                                  NATIONAL MULTI-SECTOR FIXED
                                                  INCOME FUND, INC.


                                                  By: /s/ Mark L. Lipson
                                                      ----------------------
                                                  Mark L. Lipson
                                                  President

[CORPORATE SEAL]


Attested: /s/ Lisa M. Hurley
          ----------------------------
          Lisa M. Hurley
          Secretary

                              ARTICLES OF AMENDMENT
                                       OF
                      NATIONAL MULTI-SECTOR BOND FUND, INC.
                              CHANGING ITS NAME TO:
                  NATIONAL MULTI-SECTOR FIXED INCOME FUND INC.



APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND DECEMBER 8, 1989 AT 10:54 O'CLOCK A.M. AS IN CONFORMITY WITH LAW AND ORDERED RECORDED.



   ORGANIZATION AND                   RECORDING                  SPECIAL
CAPITALIZATION FEE PAID:              FEE PAID:                  FEE PAID:

$                                     $ 20.00                    $
 --------------------------            ---------                  -------------

                                  -------------
                                    D2870251


TO THE CLERK OF THE COURT OF  BALTIMORE CITY

     IT IS HEREBY CERTIFIED, THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL ENDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.


                                             RETURN TO:
                                             THE CORPORATION TRUST INCORPORATE
                                             D
                                             32 SOUTH STREET
                                             BALTIMORE       MD 21202


[STATE SEAL]